Exhibit 10.18


                             MODIFICATION AGREEMENT


         THIS MODIFICATION AGREEMENT is made as of the 31st day of August, 2002 by and among PENNEXX FOODS, INC., formerly known as Pinnacle Foods, Inc., a Pennsylvania corporation (the "Company"), SMITHFIELD FOODS, INC., a Virginia corporation, MICHAEL D. QUEEN, an individual, and ELLIS M. SHORE, an individual ("Shore").

                                   WITNESSETH:

         The Company and Shore are parties to that certain Consulting Agreement dated March 1, 2001 (the "Consulting Agreement") and that certain Indemnification Agreement dated June 27, 2001 (the "Indemnification Agreement"). The parties to this Modification Agreement are parties to that certain Standstill Agreement dated June 27, 2001 (the "Standstill Agreement") and that certain Stock Purchase Agreement dated May 31, 2001 (the "Stock Purchase Agreement"). The Company and Shore wish to terminate the Consulting Agreement and the parties wish to modify the Standstill Agreement and the Stock Purchase Agreement on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Modification Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Consulting Agreement.
   --------------------

(a) Termination. Except as and to the extent set forth in subparagraph (e) of this Paragraph 1, the Consulting Agreement be and it hereby is terminated in all respects effective as of the date set forth above.

(b) Installment Payment. For and in consideration of the termination of the Consulting Agreement, Company shall and hereby agrees to pay Shore the sum of One Hundred Fifty Thousand Dollars ($150,000) in twenty-six (26) equal biweekly installments payable over the period from the date hereof to August 31, 2003.

(c) Health Insurance. The Company shall and hereby agrees to provide and pay for the costs of medical and health insurance for Shore and Shore's wife for the two year period ending August 31, 2004 with the same benefits as are provided currently to senior executives of the Company.

(d) Company Property. Shore shall and hereby agrees immediately upon execution of this Modification Agreement to return to the Company all advertising, sales, and other materials or articles or information, including without limitation, data processing reports, customer sales analyses, invoices, price lists or information, samples, budgets, business

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plans, strategic plans, financing applications, reports, memoranda, correspondence, financial statements, and any other materials or data of any kind furnished to Shore by Company or developed by Shore on behalf of Company or at Company's direction or for Company's use in connection with Shore's engagement under the Consulting Agreement.

(e) Non-Competition, Trade Secrets, Etc. Notwithstanding termination of the Consulting Agreement, the provisions of paragraph 9 of the Consulting Agreement shall survive termination in accordance with its terms.

2. Indemnification Agreement. Nothing contained in this Modification Agreement shall affect or be deemed to affect the Indemnification Agreement which shall survive execution and delivery of this Modification Agreement and shall remain in full force and effect in accordance with its terms.

3. Standstill Agreement.
------------------------

(a) Termination of Shore's Obligations. From and after the date of this Modification Agreement, all obligations of Shore contained in the Standstill Agreement be and they hereby are terminated absolutely.

(b) No Other Change. Except to the extent modified by this Modification Agreement, the Standstill Agreement shall survive execution and delivery of this Modification Agreement in accordance with its terms.

4. Stock Purchase Agreement.
----------------------------

(a) Termination of Shore's Obligations. From and after the date of this Modification Agreement, all obligations of Shore contained in the Stock Purchase Agreement be and they hereby are terminated absolutely.

(b) No Other Change. Except to the extent modified by this Modification Agreement, the Stock Purchase Agreement shall survive execution and delivery of this Modification Agreement in accordance with its terms.

5. Releases.
------------

(a) Release by Shore. Except for the obligations contained in this Agreement and in the Indemnification Agreement, Shore, for himself and for his heirs, personal representatives, successors, and assigns, jointly and severally, releases, acquits, and forever discharges, and hereby does release, acquit, and forever discharge each of the other parties to this Modification Agreement, and their respective heirs, personal representatives, successors, and assigns, jointly and severally, of and from all actions, causes of action, claims, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, damages, and costs whatsoever in law or in equity including, without intending any limitation on the generality of the foregoing, any claim concerning, related to, arising out of, or in any way connected with the Standstill Agreement, the Consulting Agreement, or the Stock Purchase Agreement which Shore, his heirs, personal representatives, successors, or assigns, or any of them can, shall, or may have from the beginning of the world to the date of this Modification Agreement.

(b) Release of Shore. Except for the obligations contained in this Agreement and in the Indemnification Agreement, each of the parties to this Modification Agreement other than Shore, for itself or himself and for its or his respective heirs, personal representatives, successors, and assigns, jointly and severally, releases, acquits, and forever discharges, and hereby does release, acquit, and forever discharge Shore and his heirs, personal representatives, successors, and assigns, jointly and severally, of and from all actions, causes of action, claims, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, damages, and costs whatsoever in law or in equity including, without intending any limitation on the generality of the foregoing, any claim concerning, related to, arising out of, or in any way connected with the Standstill Agreement, the Consulting Agreement, or the Stock Purchase Agreement which such party, his or her heirs, personal representatives, successors, or assigns, or any of them can, shall, or may have from the beginning of the world to the date of this Modification Agreement.

6. Miscellaneous.
-----------------

(a) Indulgences, Etc. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of any jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

(c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such FedEx or by other messenger) against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth in the Consulting Agreement, the Standstill Agreement, or the Stock Purchase Agreement.

(d) Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights nor delegate its obligations under this Agreement without the prior written consent of the other parties hereto.

(e) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party

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whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

(f) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(g) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

(h) Paragraph Headings. The Paragraph and subparagraph headings in this Agreement have been inserted for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

(i) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                          PENNEXX FOODS, INC.,
                          formerly known as PINNACLE FOODS, INC.


                          By:      /s/ Michael D. Queen
                               ---------------------------
                               Michael D. Queen, President


                                   /s/ Ellis M. Shore     (SEAL)
                               --------------------------
                               Ellis  M. Shore



                            SMITHFIELD FOODS, INC.

                            By:     /s/ C. Larry Pope
                                   ------------------------
                                   C. Larry Pope, President

                                   /s/ Michael D. Queen  (SEAL)
                                    ---------------------------
                                   Michael D. Queen